SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	December 6, 2005
CANYON RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11887	84-0800747

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

14142 Denver West Parkway, Suite 250 Golden, Colorado	80401

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 278-8464
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On December 6, 2005, the Company announced the retirement of Mr. Richard T. Phillips and the employment of Mr. David P. Suleksi. Mr. Phillips has been employed by the Company since July 1991, in positions including those of Controller, Treasurer, Corporate Secretary, and most recently as Chief Accounting Officer.
     Mr. Suleksi has been retained to fill the vacancy created by Mr. Phillips’ retirement in the position of Vice President and Chief Accounting Officer with responsibility for the accounting, administrative, treasury, and corporate secretarial functions of the Company. Mr. Suleksi, age 45, received his CPA in 1987 and holds a BBA in Accounting from the University of Wisconsin — Whitewater. Mr. Suleski started his career in public accounting with Arthur Young & Company and Coopers & Lybrand, followed by eight years of experience with Cyprus Amax Mineral Company in various financial, accounting, and administrative capacities. Subsequently, he held positions including Division Controller for Pulte Mortgage, Corporate Controller for Apex Silver Mines Corporation and Associate Banker for NM Rothschild & Sons (Denver) Incorporated. Mr. Suleski was most recently Assistant Controller and Treasurer for Golden Star Resources.
     These changes will take effect on or about January 1, 2006.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits

99.1	Canyon Resources Corporation news release, dated December 6, 2005

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANYON RESOURCES CORPORATION
Date: December 6, 2005	By:	/s/ James Hesketh
James Hesketh
President and CEO

EXHIBIT INDEX

Exhibit
99.1	Canyon Resources Corporation news release dated December 6, 2005

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